UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 30, 2010

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-117367	20-1237795
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (732) 367-0129

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  Completion of Acquisition or Disposition of Assets.

On August 30, 2010, Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), Lightstone Value Plus REIT LP, a Delaware limited partnership and subsidiary of the Company (the “Operating Partnership”), and Pro-DFJV Holdings LLC, a Delaware limited liability company (together with the Company and the Operating Partnership, the “LVP Parties”), completed the disposition of their interests in Mill Run, LLC., a Delaware limited liability company, and Prime Outlets Acquisition Company LLC (“POAC”), a Delaware limited liability company, to Simon Property Group, Inc., a Delaware corporation, Simon Property Group, L.P., a Delaware limited partnership (“Parent OP”), and Marco Capital Acquisition, LLC, a Delaware limited liability company.

Under the terms of the deal, first announced on December 8, 2009, the LVP Parties, before allocation to noncontrolling interests, received $263.5 million in total consideration after transaction expenses, of which approximately $206.3 million was in the form of cash and the remainder was in the form of equity interests that are exchangeable for common operating partnership units of Parent OP.  The original deal was amended so that the LVP Parties retained several properties, including the Company’s St. Augustine outlet center and the Company’s 40% interest in the Livermore and Grand Prairie development projects, which were part of POAC prior to the transaction.

ITEM 8.01  Other Events.

As announced on July 28, 2010, the Company’s Board of Directors declared a dividend lower than the Company’s historical distribution rate pending the closing of the previously announced disposition of our investments in certain retail outlet centers (“the Disposition”).  On August 30, 2010, upon the closing of the Disposition, the Company’s Board of Directors authorized and the Company declared an additional distribution for the three-month period ending June 30, 2010.  The distribution will be calculated based on stockholders of record each day during this three-month period at a rate of $0.00109589 per day, and will equal a daily amount that, if paid each day for a 365-day period, would equal a 4.0% annualized rate based on a share price of $10.00.  The distribution will be paid in cash on October 15, 2010 to stockholders of record during the three-month period ended June 30, 2010.  The Company expects that the stockholders will have an option to elect the receipt of shares under our Distribution Reinvestment Program based upon the individual stockholder’s preference on record.  This will bring the distribution for the three months ended June 30, 2010 to a grand total of an 8% annualized rate, which is an increase over the prior quarterly distributions of an annualized rate of 7%.

The amount of distributions to be distributed to our stockholders in the future will be determined by our Board of Directors and are dependent on a number of factors, including funds available for payment of dividends, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code.

ITEM 9.01  Financial Statements and Exhibits.

(b)  Unaudited Pro Forma Financial Information.

The unaudited pro forma consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust, Inc. specified in Article 11 of Regulation S-X are attached as Exhibit 99.1.

(d)  Exhibits.

99.1  Lightstone Value Plus Real Estate Investment Trust, Inc. Unaudited Pro Forma Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST, INC.

By:	/s/ Joseph E. Teichman
Joseph E. Teichman
General Counsel

Date: September 3, 2010